Exhibit 23.1


                          Independent Auditors' consent


         We consent to the incorporation by reference in this Registration Statement of InteliData Technologies Corporation on Form S-3 of our report dated February 26, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to InteliData Technologies Corporation's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 1998.


/s/  Deloitte & Touche LLP

McLean, Virginia
December 14, 1999